Exhibit 99.1

LIST OF DEBTOR SUBSIDIARIES OF GNC HOLDINGS, INC.

Entity Name	Jurisdiction of Organization
General Nutrition Centers, Inc.	Delaware
General Nutrition Centres Company	Canada
General Nutrition Corporation	Pennsylvania
General Nutrition Investment Company	Arizona
GNC Canada Holdings, Inc.	Nevada
GNC China Holdco, LLC	Delaware
GNC Corporation	Delaware
GNC Funding, Inc.	Delaware
GNC Government Services, LLC	Pennsylvania
GNC Headquarters, LLC	Pennsylvania
GNC International Holdings, Inc.	Delaware
GNC Parent LLC	Delaware
GNC Puerto Rico Holdings, Inc.	Delaware
GNC Puerto Rico, LLC	Puerto Rico
Gustine Sixth Avenue Associates, Ltd.	Pennsylvania
Lucky Oldco Corporation	Pennsylvania